Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Second Quarter 2018 Financial Results

•	Record quarterly revenue of $47.7 million represents 47% year-over-year growth

•	Revenue guidance raised to $185-$190 million for full year 2018

WALTHAM, MA – August 2, 2018 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its second quarter and first half of 2018. Provided in this press release are financial highlights for the three- and six-month periods ended June 30, 2018, updates to our 2018 financial guidance and access information for today’s webcast and conference call.

Tony J. Hunt, President and Chief Executive Officer said, “Our second quarter financial performance was led by record direct sales of our filtration and chromatography products, which nearly doubled year-over-year and delivered greater than 25% organic growth. Our Spectrum products continue to perform well, with 29% pro forma growth over the second quarter of 2017. In our Proteins franchise, we entered into strategic collaborations designed to establish a new growth trajectory in the years ahead. Our outlook for the remainder of the current year remains positive, and based on order demand we are raising our revenue guidance for 2018.”

Second Quarter 2018 Highlights

•	Total revenue increased by 47% year-over-year, to a new quarterly record of $47.7 million

•	Spectrum product sales contributed $12.3 million, a pro forma increase of 29% year-over-year

•	Organic growth for direct-to-customer Filtration and Chromatography products exceeded 25%

•	We delivered nearly 10% sequential growth in our Proteins franchise and entered into strategic partnerships with Navigo Proteins GmbH and Purolite Life Sciences

•	GAAP gross margin was 55.8% and adjusted gross margin was 56.3%

•	GAAP fully-diluted EPS was $0.06 compared to $0.24 for the second quarter of 2017

•	Adjusted (non-GAAP) fully-diluted EPS was $0.16 compared to $0.20 for the second quarter of 2017

•	An upfront payment of $2.3 million to Navigo Proteins GmbH was recognized as an R&D expense during the second quarter of 2018. This investment in our Proteins franchise is reflected in both the GAAP and non-GAAP fully-diluted EPS figures above as a tax-effected impact of ($0.04)

First Half 2018 Highlights

•	Total revenue increased by 47% year-over-year to $92.6 million

•	Spectrum product sales contributed $24.0 million, a pro forma increase of 28% year-over-year

•	Organic growth for direct-to-customer Filtration and Chromatography products exceeded 25%

•	GAAP gross margin was 56.0% and adjusted gross margin was 56.4%

•	GAAP fully-diluted EPS was $0.14 compared to $0.33 for the first half of 2017

•	Adjusted (non-GAAP) fully-diluted EPS was $0.33 compared to $0.35 for the first half of 2017

Financial Details for the Second Quarter and First Half of 2018

REVENUE

•	Total revenue for the second quarter of 2018 increased to $47.7 million compared to $32.5 million for the second quarter of 2017, a year-over-year gain of 47% as reported, or 46% at constant currency.

•	Total revenue for the first half of 2018 increased to $92.6 million compared to $63.0 million for the first half of 2017, a year-over-year gain of 47% as reported and 45% at constant currency.

GROSS PROFIT and GROSS MARGIN

•

Gross profit (GAAP) for the second quarter of 2018 was $26.6 million, a year-over-year increase of $8.1 million or 44%, and representing 55.8% gross margin. Adjusted gross profit (non-GAAP) for the second quarter of 2018 was $26.8 million, a year-over-year increase of $8.2 million, or 44%.

•

Gross profit (GAAP) for the first half of 2018 was $51.8 million, a year-over-year increase of $16.7 million or 48%, and representing 56.0% gross margin. Adjusted gross profit for the first half of 2018 was $52.2 million, a year-over-year increase of $16.6 million, or 47%.

The below EPS, operating income, net income, EBITDA and adjusted EBITDA figures for the second quarter and first half of 2018 include the impact of our $2.3 million upfront payment to Navigo Proteins GmbH, which was recognized during the second quarter of 2018 as an R&D expense and had a ($0.04) tax-effected impact on EPS.

OPERATING INCOME

•

Operating income (GAAP) for the second quarter of 2018 was $4.3 million, compared to $5.5 million for the second quarter of 2017. Adjusted operating income (non-GAAP) for the second quarter of 2018 was $7.8 million, compared to $8.6 million for the second quarter of 2017.

•

Operating income (GAAP) for the first half of 2018 was $10.2 million, compared to operating income of $11.2 million for the first half of 2017. Adjusted operating income for the first half of 2018 was $17.1 million, an increase from $15.6 million for the first half of 2017.

NET INCOME

•

Net income (GAAP) for the second quarter of 2018 was $2.7 million, compared to $8.4 million for the second quarter of 2017. Adjusted net income (non-GAAP) for the second quarter of 2018 was $7.0 million, an increase from $6.9 million for the second quarter of 2017.

•

Net income (GAAP) for the first half of 2018 was $6.2 million, compared to $11.5 million for the first half of 2017. Adjusted net income for the first half of 2018 was $14.5 million, an increase from $12.1 million for the first half of 2017.

EARNINGS PER SHARE

•

Earnings per share (GAAP) for the second quarter of 2018 were $0.06 on a fully diluted basis compared to $0.24 for the second quarter of 2017. Adjusted EPS (non-GAAP) for the second quarter of 2018 was $0.16 per fully diluted share, compared to $0.20 for the 2017 period.

•

Earnings per share (GAAP) for the first half of 2018 were $0.14 on a fully diluted basis compared to $0.33 for the first half of 2017. Adjusted earnings per share were $0.33 on a fully-diluted basis for the first half of 2018 compared with $0.35 for the first half of 2017.

EBITDA

•

EBITDA, a non-GAAP financial measure, for the second quarter of 2018 was $8.5 million, a 24% increase from $6.8 million for the second quarter of 2017. Adjusted EBITDA for the second quarter of 2018 was $9.3 million, compared to $9.2 million for the second quarter of 2017.

•

EBITDA for the first half of 2018 was $18.5 million, an increase from $14.0 million for the first half of 2017. Adjusted EBITDA for the first half of 2018 was $20.0 million, an increase from $17.1 million for the first half of 2017.

CASH

•	Our cash, cash equivalents and marketable securities at June 30, 2018 were $175.6 million compared to $173.8 million at December 31, 2017.

All reconciliations of GAAP to adjusted (non-GAAP) figures above, as well as EBITDA to adjusted EBITDA, are detailed in the reconciliation tables included later in this press release.

Financial Guidance for 2018

Our financial guidance for the year 2018 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions or future fluctuations in foreign currency exchange rates. This guidance includes the first full year of sales from our acquisition of Spectrum Inc. on August 1, 2017, as well as the impact of our upfront payment of $2.3 million to Navigo Proteins GmbH in June 2018. The updated guidance below includes revisions to the full year 2018 guidance that we provided on May 8, 2018.

YEAR 2018 GUIDANCE UPDATES:

•

Total revenue is projected to be $185-$190 million, an increase from our previous guidance of $182-$188 million. Our updated revenue guidance reflects growth of 31%-35%, or 30%-34% at constant currency. We are anticipating organic growth in the range of 11%-15%, an increase from our previous guidance of 10%-14%.

•	Gross margin is expected to be 55.5%-56.5% on a GAAP basis, consistent with our previous guidance. Adjusted gross margin is expected to be 56%-57%, consistent with our previous guidance.

•

Income from operations is expected to be $25.5-$27.5 million on a GAAP basis, compared with our previous guidance of $26.5-$28.5 million. Adjusted (non-GAAP) income from operations is expected to be $39-$41 million, compared with our previous guidance of $40-$42 million.

•

Net income is expected to be $14.5-$16.5 million on a GAAP basis, an increase from our previous guidance of $14-$16 million. Adjusted (non-GAAP) net income is expected to be $31-$33 million, an increase from our previous guidance of $30.5-$32.5 million.

•

Fully diluted GAAP EPS for the year 2018 is expected to be in the range of $0.32-$0.36, consistent with our previous guidance. Adjusted (non-GAAP) fully diluted EPS is expected to be in the range of $0.69-$0.73, consistent with our previous guidance.

Our non-GAAP guidance for the year 2018 excludes the following items:

•	$10.6 million estimated intangible amortization expense; $0.6 million in cost of product revenue and $10.0 million in G&A.

•	$2.6 million estimated acquisition and integration expenses associated with the Spectrum acquisition.

•	$4.2 million of non-cash interest expense (Other income (expense)) related to our debt financing.

Our non-GAAP guidance for the year 2018 includes:

•	An income tax increase of $1.0 million, representing the tax impact of acquisition costs and intangible amortization.

All reconciliations of GAAP to adjusted (non-GAAP) guidance are detailed in the tables included later in this press release.

Conference Call

Repligen will host a conference call and webcast today, August 2, 2018, at 8:30 a.m. EST, to discuss second quarter of 2018 financial results and corporate developments. The conference call will be accessible by dialing toll-free (866) 777-2509 for domestic callers or (412) 317-5413 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period of time following the live event. The replay dial-in numbers are (877) 344-7529 from the U.S., (855) 669-9658 from Canada and (412) 317-0088 for international callers. Replay listeners must provide the passcode 10122565.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: revenue growth rate at constant currency, adjusted gross profit and adjusted gross margin, adjusted income from operations and adjusted operating margin, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, adjusted net income and adjusted earnings per diluted share (EPS). The Company provides revenue growth rates in constant currency to exclude the impact of foreign currency translation in order to facilitate a comparison of its current revenue performance to its past revenue performance. To calculate revenue growth rates in constant currency, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition costs related to the Company’s acquisitions of Atoll GmbH, TangenX Technology Corporation, and Spectrum Lifesciences, LLC (formerly known as Spectrum, Inc.), inventory step-up charges related to the acquisition of Spectrum Inc., intangible amortization costs, non-cash interest expense, and in the case of EBITDA, cash interest expense related to the Company’s May 2016 convertible debt issuance. Also excluded are tax benefits associated with valuation allowances on deferred tax assets, the impact on tax of intangible amortization, tax benefits associated with variable integration expenses and tax benefits associated with tax reform. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company’s operating performance and guidance investors should not consider non-GAAP measures as substitutable for the comparable financial measures prepared in accordance with GAAP.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a global bioprocessing company that develops and commercializes highly innovative products that deliver cost and process efficiencies to biological drug manufacturers worldwide. Our portfolio includes protein products (Protein A affinity ligands, cell culture growth factors), chromatography products (OPUS® pre-packed columns, chromatography resins, ELISA kits) and filtration products (including XCell™ ATF systems, TangenX™ Sius™ flat sheet TFF cassettes, and Spectrum KrosFlo™ hollow fiber TFF cartridges and systems). The Protein A ligands and growth factor products that we produce are essential components of Protein A affinity resins and cell culture media, respectively. Protein A affinity resins are the industry standard for downstream separation and purification of monoclonal antibody-based therapeutics. Our growth factors are used in upstream processes to accelerate cell growth and productivity in a bioreactor. Our innovative line of OPUS® chromatography columns, used in downstream processes for bench-scale through commercial-scale purification needs, are delivered pre-packed to our customers with their choice of resin. Our XCell™ ATF Systems, available in stainless steel and single-use configurations, are used upstream to continuously eliminate waste from a bioreactor, to concentrate cells and increase product yield. Single-use Sius™ TFF cassettes and hardware are used for biologic drug concentration in downstream filtration processes. Spectrum KrosFlo™ TFF cartridges and systems are used in both upstream and downstream filtration processes. Repligen’s corporate headquarters are in Waltham, MA (USA), with additional administrative and manufacturing operations in Shrewsbury, MA, Rancho Dominguez, CA, Lund, Sweden and Ravensburg, Germany.

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding current or future financial performance and position, including cash and investment position, demand in the markets in which we operate, the expected performance of the Spectrum business or our integration of Spectrum, the expected performance and success of our strategic partnerships with Navigo GmbH and Purolite Life Sciences, management’s strategy, plans and objectives for future operations or acquisitions, product development and sales, selling, general and administrative expenditures, intellectual property, development and manufacturing plans, availability of materials and product and adequacy of capital resources and financing plans constitute forward-looking statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: our ability to successfully grow our bioprocessing business, including as a result of acquisition, commercialization or partnership opportunities; our ability to successfully integrate any acquisitions, our ability to develop and commercialize products and the market acceptance of our products; reduced demand for our products that adversely impacts our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing, pharmaceutical and biotechnology companies; our compliance with all Food and Drug Administration and EMEA regulations; our volatile stock price; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Senior Director Investor Relations

(781) 419-1881

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Revenue:
Product revenue	$47,743	$32,434	$92,542	$63,003
Royalty and other revenue	(12)	21	19	42

Total revenue	47,731	32,455	92,561	63,045

Costs and expenses:
Cost of product revenue	21,088	13,937	40,756	27,926
Research and development	5,780	1,860	9,068	3,602
Selling, general and administrative	16,590	11,185	32,488	20,367

	43,458	26,982	82,312	51,895

Income from operations	4,273	5,473	10,249	11,150
Investment income	512	110	693	206
Interest expense	(1,669)	(1,601)	(3,321)	(3,187)
Other income (expense)	251	(328)	321	(448)

Income before income taxes	3,367	3,654	7,942	7,721
Income tax provision (benefit)	629	(4,784)	1,757	(3,785)

Net income	$2,738	$8,438	$6,185	$11,506

Earnings per share:
Basic	$0.06	$0.25	$0.14	$0.34

Diluted	$0.06	$0.24	$0.14	$0.33

Weighted average shares outstanding:
Basic	43,743,356	34,097,805	43,682,650	33,995,323

Diluted	45,015,720	35,094,814	44,694,745	34,715,797

Balance Sheet Data:	June 30, 2018	December 31, 2017
Cash, cash equivalents and marketable securities	$175,611	$173,759
Working capital	131,790	217,571
Total assets	745,081	743,464
Long-term obligations	25,303	126,760
Accumulated deficit	(26,000)	(31,508)
Stockholders’ equity	598,659	591,548

REPLIGEN CORPORATION

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO NON-GAAP (ADJUSTED) INCOME FROM OPERATIONS

(Unaudited)

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP INCOME FROM OPERATIONS	$4,273	$5,473	$10,249	$11,150

ADJUSTMENTS TO INCOME FROM OPERATIONS:
Acquisition and integration costs	853	2,385	1,508	2,787
Inventory step-up charges	—	—	—	224
Intangible amortization	2,634	769	5,298	1,484

ADJUSTED INCOME FROM OPERATIONS	$7,760	$8,627	$17,055	$15,645

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited)

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP NET INCOME	$2,738	$8,438	$6,185	$11,506

ADJUSTMENTS TO NET INCOME:
Acquisition and integration costs	853	2,385	1,508	2,787
Inventory step-up charges	—	—	—	224
Intangible amortization	2,634	769	5,298	1,484
Non-cash interest expense	1,053	986	2,089	1,956
Tax effect of intangible amortization and acquisition costs	(260)	(103)	(531)	(204)
Release of valuation allowance on deferred tax assets	—	(5,625)	—	(5,625)

ADJUSTED NET INCOME	$7,018	$6,850	$14,549	$12,128

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER SHARE

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP NET INCOME PER SHARE - DILUTED	$0.06	$0.24	$0.14	$0.33

ADJUSTMENTS TO NET INCOME PER SHARE - DILUTED:
Acquisition and integration costs	0.02	0.07	0.03	0.08
Inventory step-up charges	—	—	—	0.01
Intangible amortization	0.06	0.02	0.12	0.04
Non-cash interest expense	0.02	0.03	0.05	0.06
Tax effect of intangible amortization and acquisition costs	(0.01)	(0.00)	(0.01)	(0.01)
Release of valuation allowance on deferred tax assets	—	(0.16)	—	(0.16)

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.16	$0.20	$0.33	$0.35

Totals may not add due to rounding.

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(Unaudited)

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP NET INCOME	$2,738	$8,438	$6,185	$11,506

ADJUSTMENTS:
Investment Income	(512)	(110)	(693)	(206)
Interest Expense	1,669	1,601	3,321	3,187
Tax Provision	629	(4,784)	1,757	(3,785)
Depreciation	1,314	929	2,598	1,858
Amortization	2,634	769	5,298	1,484

EBITDA	8,472	6,843	18,466	14,044

OTHER ADJUSTMENTS:
Acquisition and integration costs	853	2,385	1,508	2,787
Inventory step-up charges	—	—	—	224
Contingent consideration - fair value adjustments	—	—	—	—

ADJUSTED EBITDA	$9,325	$9,228	$19,974	$17,055

REPLIGEN CORPORATION

RECONCILIATION OF GAAP COST OF SALES TO NON-GAAP (ADJUSTED) COST OF SALES

(Unaudited)

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP COST OF SALES	$21,088	$13,937	$40,756	$27,926

ADJUSTMENT TO COST OF SALES:
Acquisition and integration costs	(64)	—	(110)	—
Inventory step-up charges	—	—	—	(224)
Intangible amortization	(142)	(139)	(293)	(277)

ADJUSTED COST OF SALES	$20,882	$13,798	$40,353	$27,425

REPLIGEN CORPORATION

RECONCILIATION OF GAAP SG&A EXPENSE TO NON-GAAP (ADJUSTED) SG&A EXPENSE

(Unaudited)

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
GAAP SG&A EXPENSE	$16,590	$11,185	$32,488	$20,367

ADJUSTMENTS TO SG&A EXPENSE:
Acquisition and integration costs	(734)	(2,385)	(1,325)	(2,787)
Intangible amortization	(2,492)	(630)	(5,005)	(1,207)

ADJUSTED SG&A EXPENSE	$13,364	$8,170	$26,158	$16,373

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME GUIDANCE TO NON-GAAP (ADJUSTED) NET INCOME GUIDANCE

(in thousands)	Twelve months ending December 31, 2018
	Low End	High End
GUIDANCE ON NET INCOME	$14,500	$16,450
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	2,648	2,648
Anticipated pre-tax amortization of acquisition-related intangible assets	10,604	10,604
Non-cash interest expense	4,249	4,249
Tax effect of intangible amortization and integration	(973)	(973)
Guidance rounding adjustment	(28)	22

GUIDANCE ON ADJUSTED NET INCOME	$31,000	$33,000

REPLIGEN CORPORATION

RECONCILIATION OF GAAP NET INCOME PER SHARE GUIDANCE TO

NON-GAAP (ADJUSTED) NET INCOME PER SHARE GUIDANCE

	Twelve months ending December 31, 2018
	Low End	High End
GUIDANCE ON NET INCOME	$0.32	$0.36
ADJUSTMENTS TO GUIDANCE ON NET INCOME:
Acquisition and integration costs	$0.06	$0.06
Anticipated pre-tax amortization of acquisition-related intangible assets	$0.24	$0.24
Non-cash interest expense	$0.09	$0.09
Tax effect of intangible amortization and integration	($0.02)	($0.02)
Guidance rounding adjustment	($0.00)	($0.01)

GUIDANCE ON ADJUSTED NET INCOME	$0.69	$0.73

Totals may not add due to rounding.

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